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                                                                  Exhibit 10.19


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                                                                 COVIA CONTRACT
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                                                                      00970

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COMDISCO(R) MASTER LEASE
            Comdisco, Inc. -- Lessor

      MASTER LEASE AGREEMENT dated as of November 11, 1988 by and between COMDISCO, INC. (hereinafter called "Lessor") having its principal office and place of business at 6400 Shafer Court, Rosemont, Illinois 60018 and Covia Partnership (hereinafter called "Lessee") having its principal office and place of business at 9700 West Higgins Road, Rosemont, IL 60018

      IN CONSIDERATION of the mutual agreements hereinafter set forth and the payment of rent as herein provided for, the parties hereto agree as follows:

1. Property Leased.

      In consideration of the rent to be paid by Lessee and the covenants and agreements of Lessee hereinafter set forth, Lessor hereby rents, demises and lets to Lessee all of the tangible personal property listed on each Equipment Schedule executed, from time to time, pursuant to this Master Lease (with respect to any Equipment Schedule, hereinafter called the "Equipment"). Each Equipment Schedule shall be substantially in the form annexed hereto as Exhibit A and made a part hereof, shall incorporate therein all of the terms and conditions of this Master Lease and shall contain such additional terms and conditions as Lessor and Lessee shall agree upon.

2. Term.

      The term of this Master Lease shall commence on the date set forth above and shall continue in effect thereafter so long as any Equipment Schedule entered into pursuant to this Master Lease remains in effect.

      The lease term for each Equipment Schedule shall commence on the first to occur of the day on which the Equipment listed on said Equipment Schedule is installed and approved for coverage under a prime shift maintenance contract by the manufacturer thereof or the seventh (7th) day after delivery by Lessor if a delay of installation and approval is caused by Lessee (hereinafter called the "Commencement Date"); provided, however, that if the Equipment is specified as "new" in such Equipment Schedule the date of installation of such Equipment shall constitute the Commencement Date. The lease term shall continue for the number of full months set forth in such Equipment Schedule (hereinafter called the "Initial Term"), commencing on the first day of the month following the Commencement Date (or commencing on the Commencement Date if such Date is on the first day of the month). On the Commencement Date the Lessee will execute and deliver to the Lessor a letter, in a form to be specified by the Lessor, which confirms such Commencement Date.

3. Rent and Payment.

      Lessee shall pay to Lessor, as rental for the Equipment during each month of the Initial Term of any Equipment Schedule, the Monthly Rent set forth in such Equipment Schedule, which shall be due and payable in advance on the first day of each calendar month during such Initial Term (each such date being hereinafter called a "Monthly Rent Payment Date"). If the Commencement Date of any Equipment Schedule shall be other than the first day of the month, Lessee shall make rental payments ("Interim Rent") equal to one-thirtieth of the Monthly Rent set forth in the Equipment Schedule for each day from and including the Commencement Date through and including the last day of the month prior to the beginning of the Initial Term. Rent shall be paid to Lessor by check or wire transfer so as to constitute immediately available funds at the address of Lessor set forth above or at such other place as Lessor shall designate in writing, or, if to an assignee of Lessor, at such place as such assignee shall designate in writing, and shall be paid free and clear of all claims, demands or setoffs against Lessor or such assignee. Whenever any payment (of rent or otherwise) is not made when due hereunder, Lessee shall pay interest on such amount at the rate of 18% per annum or the maximum allowable rate of interest permitted by the law of the state where the Equipment is located, whichever is less (the "Overdue Rate"), to the date of payment.

4. Selection; Warranty and Disclaimer of Warranties.

      4.1 Selection. Lessee acknowledges, represents and warrants that it has made the selection of the Equipment based on its own judgment and expressly disclaims any reliance upon statements made by the Lessor. Lessee authorizes Lessor to insert in each Equipment Schedule the serial number and other identifying data of the Equipment.

      4.2 Warranty and Disclaimer of Warranties. Lessor warrants to Lessee that, so long as Lessee shall not be in default of any of the provisions of the applicable Equipment Schedule, neither owner, Lessor, nor any assignee or secured party of Lessor will disturb Lessee's quiet and peaceful possession of the Equipment and Lessee's unrestricted use thereof for its intended purpose. LESSOR MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS OR CAPACITY OR DURABILITY FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT OR CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER OR ORDERS RELATING THERETO AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS". Lessor shall not be liable, to any extent whatever, for the selection, quality, condition, merchantability, suitability, fitness, operation or performance of the Equipment. Without limiting the generality of the foregoing, Lessor shall not be liable to Lessee for any liability, claim, loss, damage or expense of any kind or nature (including strict liability in tort) caused, directly or indirectly, by the Equipment or any inadequacy thereof for any purpose, or any deficiency or defect therein, or the use or maintenance thereof, or any repairs, servicing or adjustments thereto; or any delay in providing or failure to provide any part thereof, or any interruption or loss of service or use thereof, or any loss of business, or any damage whatsoever and howsoever caused except for any such loss or damage caused by the wilful misconduct of Lessor, or its agents and representatives. Lessor hereby appoints Lessee as Lessor's agent to assert, during the term of the applicable Equipment Schedule, any right Lessor may have to enforce the manufacturer's warranties, if any; provided, however, that Lessee shall indemnify and hold Lessor or its assignee harmless from and against any and all claims, costs, expenses, damages, losses and liabilities incurred or suffered by Lessor as a result of or incident to any action by Lessee in connection therewith.

5. Title and Assignment.

      5.1 Title. Nothing contained in any Equipment Schedule shall give or convey to Lessee any right, title or interest in or to the Equipment, except as a Lessee as set forth therein and Lessee represents and agrees that Lessee shall hold the Equipment subject and subordinate to the rights of the owner.

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Lessor, any Assignee and any Secured Party (as defined in Section 5.3) and
Lessee shall furnish Lessor with such documentation as Lessor shall reasonably require with respect thereto. Lessor is hereby authorized by Lessee, at Lessor's expense, to cause this Master Lease, any Equipment Schedule or any statement or other instrument in respect of any Equipment Schedule as may be required by law showing the interest of Lessor, any Assignee and any Secured Party in the Equipment to be filed and Lessee agrees to execute and deliver Uniform Commercial Code financing statements reasonably requested by Lessor for such purpose. Lessee shall, at its expense, protect and defend Lessor's title as well as the interest of any Assignee and any Secured Party against all persons claiming against or through Lessee and shall at all times keep the Equipment free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by Lessor) and shall give Lessor immediate written notice thereof and shall indemnify and hold Lessor, any Assignee and any Secured Party harmless from and against any loss caused thereby.

      5.2 Assignment, Sublease or Relocation by Lessee. Upon at least sixty (60) days prior written notice to Lessor, Lessee may assign or sublease the Equipment to any party, or relocate the Equipment to any location, within any state of the continental United States which shall have in effect the Uniform Commercial Code, provided that Lessor, any Assignee and any Secured Party, in such parties' sole discretion, shall have approved such assignee, sublessee or location and provided (i) that all costs of any nature whatsoever (including any additional property taxes or other taxes and any additional expenses of insurance coverage) resulting from any relocation, assignment or sublease shall be promptly paid by Lessee upon presentation to Lessee of evidence supporting such cost, and (ii) any assignment or sublease shall be made expressly subject and subordinate to the terms of this Lease and Lessee shall assign its rights under said assignment or sublease to Lessor, any Assignee and any Secured Party as additional collateral and security for Lessee's obligations hereunder. If Lessee fails to so notify Lessor and, as a result of such failure, Lessor has paid or is required by the jurisdiction where the Equipment was originally located to continue to pay taxes of the sort for which Lessee is responsible under Section
6.2 below, then Lessee shall reimburse Lessor for such taxes, which payment (less Lessor's reasonable costs and expenses) will be refunded to Lessee if and when Lessor receives a corresponding refund from said jurisdiction. In the event of a relocation, assignment or sublease, Lessee, its assignee, or its sublease, if any, shall cooperate with Lessor in taking all reasonable measures to protect the title of Lessor or any Assignee and the interest of any Secured Party to and in the Equipment. No relocation, assignment or sublease permitted hereunder shall relieve Lessee from any of its obligations under this Lease. Lessee hereby grants to Lessor the right and opportunity to submit or match the last proposal for the sublease or assignment of the Equipment, and to submit a proposal for the financing of any Equipment which is replacing Equipment leased pursuant to this Master Lease. Each of the foregoing shall be conducted in a commercially reasonable time frame and manner.

      5.3 Assignment by Lessor. Lessee acknowledges and understands that the terms and conditions of each Equipment Schedule have been fixed by Lessor in anticipation of its ability to sell and assign its interest or grant a security interest under each Equipment Schedule and the Equipment listed therein in whole or in part to a security assignee (the "Secured Party") for the purpose of securing a loan to the Lessor. The Lessor may also sell and assign its rights as owner and lessor of the Equipment under any Equipment Schedule to an assignee (the "Assignee") which may be represented by a bank or trust company acting as a trustee (the "Owner Trustee") for the Assignee. After such assignments the term Lessor shall mean, as the case may be, such Assignee or Owner Trustee and any Secured Party. Notwithstanding the foregoing, any assignment by Lessor shall not relieve Lessor of its obligations to Lessee hereunder. The Lessee hereby consents to and shall acknowledge such assignment or assignments as shall be designated by written notice given by Lessor to Lessee and further convenants and agrees that:

      (a) Any such Secured Party shall have and be entitled to exercise any and all discretions, rights and powers of Lessor hereunder or under any Equipment Schedule, but such Secured Party shall not be obligated to perform any of the obligations of Lessor hereunder or under any Equipment Schedule, provided, however that such Secured Party shall not disturb Lessee's quiet and peaceful possession of the Equipment and unrestricted use thereof for its intended purpose during the term hereof so long as Lessee is not in default of any of the provisions hereof and such Secured Party continues to receive all amounts of Monthly Rent payable under such Equipment Schedule:

      (b) Lessee will pay all Monthly Rent and any and all other amounts payable by Lessee under any Equipment Schedule to such Secured Party, notwithstanding any defense or claim of whatever nature, whether by reason of breach of such Equipment Schedule or otherwise which it may or might now or hereafter have as against Lessor (Lessee reserving its right to have recourse directly against Lessor on account of any such defense or claim); and

      (c) Subject to and without impairment of Lessee's leasehold rights in and to the Equipment, Lessee holds the Equipment for such Secured Party to the extent of such Secured Party's rights therein.

6. Net Lease, Taxes and Fees.

      6.1 Net Lease. Lessor and Lessee acknowledge and agree that each Equipment Schedule constitutes a net lease and that Lessee's obligation to pay all Monthly Rent and any and all amounts payable by Lessee under any Equipment Schedule shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever, and that such payments shall be and continue to be payable in all events.

      6.2 Taxes and Fees. Lessee covenants and agrees to pay when due or reimburse and indemnify and hold the Lessor harmless from and against all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties not arising from negligence on the part of Lessor) now or hereafter imposed or assessed during the term of each Equipment Schedule against Lessor, Lessee or the Equipment by any Federal, state, county, or local governmental authority upon or with respect to the Equipment or upon the ordering, purchase, sale, ownership, delivery, leasing, possession, use, operation, return or other disposition thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to any Equipment Schedule (excepting only Federal, state and local taxes based on or measured by the net income of Lessor). Notwithstanding the foregoing, unless otherwise specified in the Equipment Schedule, Lessor shall be responsible for the filing of all personal property tax returns in respect of the Equipment and shall pay all taxes indicated thereon. Lessee shall reimburse Lessor for all such taxes within ten (10) days of receipt of Lessor's invoice therefor.

7. Care and Use, Maintenance and Repair, and Inspection by Lessor.

      7.1 Care, Use and Maintenance. Lessee shall, at its sole expense, at all times during the term of each Equipment Schedule, maintain the Equipment in good operating order, repair, condition and appearance and protect the Equipment from deterioration, other than normal wear and tear. Lessee shall not use the Equipment for any purpose other than that for which it was designed. Lessee shall, at its sole expense, enter into and maintain in force, for the term of each Equipment Schedule, a prime shift maintenance contract with the manufacturer of the Equipment or such other party as shall be acceptable to Lessor, and shall provide Lessor with a copy of such contract and all supplements thereto which are applicable to the Equipment. If Lessee has the Equipment maintained by a party other than the manufacturer, Lessee hereby assumes and agrees to pay any costs necessary to have the manufacturer re-certify the Equipment at the scheduled expiration of the lease term, which lease term shall continue upon the same terms and conditions until such recertification has been obtained.

      7.2 Alterations and Attachments. Upon prior written notice to Lessor, Lessee may, at its expense, add or install any Upgrade (as hereinafter defined) on the Equipment leased hereunder. For purposes hereof and all documents relating hereto, the term "Upgrade" shall mean: (i) any accessory, equipment or device manufactured or sold by the manufacturer of the Equipment for installation on the Equipment and installed in compliance with said manufacturer's installation procedures (other than those added by the manufacturer in order to maintain the Equipment at current engineering levels), or (ii) any other accessory, equipment or device installed on the Equipment so long as such item does not impair the original function or use of the Equipment and is capable of being removed without causing material damage to the Equipment. An Upgrade shall not become an accession to the Equipment and shall not become the property of Lessor. For purposes hereof and of all documents relating hereto, the term "Equipment" shall not be deemed to include any such Upgrade. At the request of Lessor, Lessee shall (and, absent such request, at its option, Lessee may), upon expiration or termination of the Equipment Schedule covering such Equipment, remove any such Upgrade and restore the Equipment to its original condition (ordinary wear and tear excepted), all at Lessee's expense, prior to returning the Equipment to Lessor. Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix the Equipment to any real property if, as a result thereof, the Equipment will become a fixture under applicable law.


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      7.3 Inspection by Lessor. Upon the request of Lessor, Lessee shall at reasonable times during business hours make the Equipment available to Lessor for inspection at the place where it is normally located and shall make Lessee's log and maintenance records pertaining to the Equipment available to Lessor for inspection.

8. Representations and Warranties of Lessee.

      Lessee hereby represents, warrants and covenants that, with respect to the Master Lease and each Equipment Schedule executed hereunder:

      (a) The execution, delivery and performance thereof by the Lessee have been duly authorized by all necessary corporate action.

      (b)   The individual executing such was duly authorized to do so.

      (c) The Master Lease and each Equipment Schedule constitute legal, valid and binding agreements of the Lessee enforceable in accordance with their respective terms.

      (d) The Equipment is personal property and when subjected to use by the Lessee will not be or become fixtures under applicable law.

      (e) Lessee shall furnish, upon request by Lessor, audited financial statements for the most recent period.

9. Delivery and Return of Equipment.

      Lessee hereby assumes the full expense of transportation and in-transit insurance to Lessee's premises and installation thereat of the Equipment. Upon termination (by expiration or otherwise) of each Equipment Schedule, Lessee shall, pursuant to Lessor's instructions and at Lessee's full expense (including, without limitation, expenses of transportation and in-transit insurance), return the Equipment to Lessor in the same operating order, repair, condition and appearance as when received, less normal depreciation and wear and tear, and excepting physical loss, damage or destruction for which Lessee is not responsible as provided in Section 12, Lessee shall return the Equipment to Lessor at its address set forth herein or at such other address within the continental United States as directed by Lessor.

10. Labeling.

      Lessee convenants and agrees that, upon the request of Lessor, it shall cause the Equipment to be plainly, permanently and conspicuously marked, by stenciling or by metal tag or place affixed thereto, indicating Lessor's interest in the Equipment. Lessee shall replace any such stenciling, tag or place which may be removed or destroyed or become illegible. Lessee shall keep all Equipment free from any marking or labeling which might be interpreted as a claim of ownership thereof by Lessee or any party other than Lessor or anyone so claiming through Lessor.

11. Indemnity.

      Lessee shall and does hereby indemnify and hold Lessor, any Assignee and any Secured Party harmless from and against any and all claims, costs, expenses, damages and liabilities, including reasonable attorneys fees, arising out of the ownership, selection, possession, leasing, renting, operation, control, use, maintenance, delivery, return or other disposition of the Equipment. Notwithstanding the foregoing, Lessee shall not be responsible under the terms of this Section 11 to a party indemnified hereunder for any claims, costs, expenses, damages and liabilities occasioned by the gross negligence or wilful misconduct of such indemnified party. Lessee shall, at its own expense, carry bodily injury and property damage liability insurance during the term of the Master Lease in amounts and against risks customarily insured against by the Lessee on equipment owned by it. Any amounts received by Lessor with respect to such insurance shall be credited against the Lessee's obligations hereunder.

12. Risk of Loss.

      The responsibilities of Lessee and Lessor with respect to the risk of loss of the Equipment shall be as set forth in the Equipment Schedule.

13. Default.

      13.1 Definition. The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default under an Equipment Schedule:

      (a) Default by Lessee in the payment of any installment of Monthly Rent or other charge payable by Lessee under such Equipment Schedule as and when the same becomes due and payable and such default continues for a period of ten (10) days; or

      (b) Default by Lessee in the performance of any other term, covenant or condition of such Equipment Schedule or the inaccuracy in any material respect of any representation or warranty made by the Lessee in such Equipment Schedule or in any document or certificate furnished to the Lessor in connection therewith, which default or inaccuracy shall continue for a period of fifteen (15) days after notice; or

      (c) The making of an assignment by Lessee for the benefit of its creditors or the admission by Lessee in writing of its inability to pay its debts as they become due, or the insolvency of Lessee, or the filing by Lessee of a voluntary petition in bankruptcy, or the adjudication of Lessee as a bankrupt, or the filing by Lessee of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or the filing of any answer by Lessee admitting, or the failure by Lessee to deny, the material allegations of a petition filed against it for any such relief, or the seeking or consenting by Lessee to, or acquiescence by Lessee in, the appointment of any trustee, receiver or liquidator of Lessee or of all or any substantial part of the properties of Lessee, or the inability of Lessee to pay its debts when due, or the commission by Lessee of any act of bankruptcy as defined in the Federal Bankruptcy Act, as amended; or

      (d) The failure by Lessee, within sixty (60) days after the commencement of any proceeding against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to obtain the dismissal of such proceeding or, within sixty (60) days after the appointment, without the consent or acquiescence of Lessee, of any trustee, receiver or liquidator of Lessee or of all or any substantial part of the properties of Lessee, to vacate such appointment; or

      (e) The default by Lessee under any other Equipment Schedule or other agreement between Lessee and Lessor or its assignee or Secured Party hereunder.

      13.2 Remedies. Upon the occurrence of any one or more Events of Default, Lessor, at its option, may (1) proceed by appropriate court action or actions either at law or in equity to enforce performance by Lessee of the applicable convenants and terms of the applicable Equipment Schedule, or to recover from Lessee any and all damages or expenses, including reasonable attorneys' fees, which Lessor shall have sustained by reason of Lessee's default in any covenant or covenants of the applicable Equipment Schedule or on account of Lessor's enforcement of its remedies thereunder, or (2) without notice or demand, accelerate the balance of the monthly rentals thereafter accruing under the applicable Equipment Schedule, which, together with all rent and other amounts then due shall become immediately due and payable, as liquidated damages and not as a penalty, and Lessor shall have the right to the extent permitted by law;
(i) to recover all sums so due thereunder; (ii) to retake immediate possession of the Equipment without any process of law and for such purpose Lessor may enter upon premises where the Equipment may be located and may remove the same therefrom without notice, and without being liable to Lessee therefor, except that Lessor shall be liable for damages resulting from the fault or negligence of Lessor, Lessor's assignee or their respective agents and representatives in any such entry or repossession; (iii) to sell, lease or otherwise dispose of all or any portion of the Equipment, with the priviledge of becoming the purchaser thereof, at public or private sale, for cash or on credit and without notice of its

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intention to do so or of its doing so, in which event Lessor shall apply the cash proceeds from any sale or other disposition (less the estimated Fair Market Value of the Equipment at the expiration of the Initial Term or any extension thereof), or the present value (discounted at the Overdue Rate) of the rentals under any lease for a term not to exceed the expiration of the Initial Term or any extension thereof (all such amounts to be called "Proceeds" hereinafter), less all costs and expenses incurred in connection with the recovery, repair or storage of the Equipment or the transaction itself, against all sums due from Lessee and to the extent and in the manner permitted by law. Lessee shall be liable to Lessor for, and Lessor may recover from Lessee, the amount by which the Proceeds of any such transaction, less the expenses of retaking, storing, repairing and the transaction itself, including reasonable attorneys' fees incurred by Lessor, is less than all sums due from Lessee under the applicable Equipment Schedule; and (iv) to pursue any other remedy permitted by law or equity. The above remedies, to the extent permitted by law, any one of which Lessor need not, in its discretion, exercise, shall be deemed cumulative and may be exercised successively or concurrently. Lessee shall reimburse Lessor for all costs and expenses incurred in connection with the enforcement of any right or remedy under such Equipment Schedule, including reasonable attorneys' fees. Except as set forth in this Section and to the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damage or which may otherwise limit or modify any of Lessor's rights or remedies. Fair Market Value of the Equipment shall be determined on the basis of and shall be the aggregate amount which would be obtainable at the expiration of the Initial Term or any extension thereof in an arm's-length transaction between an informed and willing buyer/user and an informed and willing seller under no compulsion to sell.

14. Miscellaneous.

      14.1 Entire Agreement. Lessor and Lessee acknowledge that there are no agreements or understandings, written or oral, between Lessor and Lessee with respect to the Equipment, other than as set forth herein and in each Equipment Schedule and that this Master Lease Agreement and each Equipment Schedule contains the entire agreement between Lessor and Lessee with respect thereto. Neither this Master Lease nor any Equipment Schedule may be altered, modified, terminated or discharged except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought.

      14.2 No Waiver. No omission, or delay, by Lessor at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Lessee at any time designated, shall be a waiver of any such right or remedy to which Lessor is entitled, nor shall it in any way affect the right of Lessor to enforce such provisions thereafter.

      14.3 Binding Nature. Each Equipment Schedule shall be binding upon, and shall inure to the benefit of Lessor, Lessee and their respective successors, legal representatives and assigns, except, in the case of any Secured Party, to the extent set forth in the Subsection 5.3 of Section 5 hereof.

      14.4 Survival of Obligations. All agreements, representations and warranties contained in this Master Lease, any Equipment Schedule or in any document delivered pursuant hereto or in connection herewith shall be for the benefit of Lessor and any assignee or Secured Party and shall survive the execution and delivery of this Master Lease and the expiration or other termination of this Master Lease.

      14.5 Notices. Any notice, request or other communication to either party by the other as provided for herein shall be given in writing and only shall be deemed received upon the earlier of receipt or three days after mailing if mailed postage prepaid by regular or airmail to Lessor (to the attention of "Lease Administrator") or Lessee, as the case may be, at the address for such party set forth in the Equipment Schedule or at such changed address as may be subsequently submitted by written notice of either party.

      14.6 Applicable Law. This Master Lease has been, and each Equipment Schedule will have been made, executed and delivered in the State of Illinois and shall be governed and construed for all purposes under and in accordance with the laws of the State of Illinois.

      14.7 Severability. In the event any one or more of the provisions of this Master Lease and/or any Equipment Schedule shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Master Lease and/or any such Equipment Schedule shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

      14.8 Counterparts. This Master Lease and any Equipment Schedule may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. If Lessor grants a security interest in all or any part of an Equipment Schedule, the Equipment covered thereby and/or sums payable thereunder, only that counterpart Equipment Schedule marked "Secured Party's Original" shall be effective to transfer Lessor's rights therein and all other counterparts shall be market "Duplicate" to indicate that they are not the "Secured Party's Original".

      14.9 Nonspecified Features. If the Equipment delivered pursuant to any Equipment Schedule contains any features not specified therein, Lessee grants Lessor, at Lessor's option, the right to remove or deactivate any of such features. Such removal or deactivation shall be performed by the manufacturer or another party acceptable to Lessee, upon the request of Lessor, at a time convenient to Lessee, provided that Lessee shall not unreasonably delay the removal of such features.

      14.10 Additional Matters.

      (a) Lessee, upon execution of this Master Lease and thereafter upon execution of each Equipment Schedule, shall provide Lessor with certified resolutions and an opinion from Lessee's counsel addressed to Lessor or any Secured Party with respect to the representations and warranties set forth in subparagraphs (a) through (d) of Section 8 above and shall also supply such other documents as Lessor may reasonably request. If Lessee shall fail to timely and properly deliver any of the aforesaid documents within fourteen (14) days of the execution of this Master Lease and each Equipment Schedule, Lessor, in its discretion and notwithstanding anything to the contrary contained in Section 2 hereof, may postpone the commencement of the Initial Term. Lessor shall give Lessee prompt written notice of any such postponement.

      (b) Section headings are for convenience only and shall not be construed as part of this Master Lease.


      IN WITNESS WHEREOF, the parties hereto have executed this Master Lease on or as of the day and year first above written.

      COVIA PARTNERSHIP                   COMDISCO, INC.,
     ----------------------------         as Lessor
      as Lessee


      By: /s/ Barry A. Kotar              By: /s/ Debra Sall
          -----------------------             ---------------------------
              BARRY A. KOTAR                      Debra Sall
      Title:  PRESIDENT AND CEO           Title:  Operations Manager

              See Addendum attached hereto and made a part hereof

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DEPT. INITIAL
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MGR.
PP    [Illegible]
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LAW   [Illegible]
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USER
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BUYER
PP
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V.P.
PP
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COVIA'S COPY

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                                                                  COVIA CONTRACT
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                                                                      00970

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                                    ADDENDUM
           to the Master Lease Agreement dated as of November 11, 1988 by and between Comdisco, Inc., as Lessor,
                        and Covia Partnership, as Lessee

      The terms and conditions of the Master Lease Agreement are hereby modified and amended as follows:

1.    Section 2. "Term."

      In line 7, delete the words "in a form to be specified by the Lessor."

2.    Section 3. "Rent and Payment."

      After the third sentence, insert the following: "For purposes of this
Section 3, Lessee's corporate check dated and mailed so as to be received on or prior to the due date shall constitute compliance with the requirement of payment in immediately available funds."

      In line 9, delete the words "18% per annum" and replace them with the words "14% per annum."

3.    Section 4.2 "Warranty and Disclaimer of Warranties."

      In line 2, after the words "secured party of Lessor" insert the following:
"nor any other parties claiming under or through Lessor."

      Add the following to the end of this section: "Lessor warrants that any used Equipment supplied by Lessor hereunder will be in good operating conditions and, if applicable, approved by the manufacturer for coverage under the manufacturer's maintenance contract."

4.    Section 5.1 "Title."

      Delete the last sentence of this section and replace it with the following:

      "Lessee shall, at its expense, protect and defend Lessor's title as well as the interest of any Assignee and any Secured Party against all persons claiming against or through Lessee as a result of Lessee's acts or omissions and shall at all times keep the Equipment free and clear from any legal process, liens or encumbrances resulting from Lessee's acts or omissions and shall give Lessor immediate written notice thereof and shall indemnify and hold Lessor, any Assignee and any Secured Party harmless from and against any loss caused thereby."
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5.    Section 5.2 "Assignment, Sublease or Relocation by Lessee."

      In line 3, after the words "provided that" insert the words "within thirty
(30) days of Lessee's notice."

      In line 4, after the word "provided" insert the words "such approval shall not be unreasonably withheld and provided further."

      In line 5, insert the word "actually" before the word "resulting."

      In line 14, delete the words "or match the last" and replace them with the word "a."

      Add the following to the end of this section: "Notwithstanding the foregoing, Lessee may assign or sublease the Equipment to any of its partners or subsidiaries without prior approval of Lessor, any Assignee or Secured Party; provided, however, that no assignment or sublease shall relieve Lessee of its obligations under the Lease."

6.    Section 5.3 "Assignment by Lessor."

      In line 7, delete the words "and shall acknowledge."

7.    Section 6.2 "Taxes and Fees."

      Delete the remainder of this section after the words "Equipment Schedule" at the beginning of line 6 and insert the following:

      "(except for taxes based on or measured by the gross or net income of Lessor, gross receipts taxes (other than gross receipt taxes which are a sale, use or rental tax), capital stock taxes, franchise taxes, net worth taxes, doing business taxes, excess profit taxes, or taxes imposed in lieu of a gross or net income tax). If a claim is made against Lessor for any such charges, Lessor shall promptly notify Lessee in writing thereof. If requested by Lessee, Lessor shall at Lessee's expense, take such action as Lessee may reasonably direct with respect to such asserted liability and shall not pay any such charges, except under protest, if protest is necessary. If payment is made, Lessor shall, at Lessee's expense, which expense will be reimbursed by Lessee upon Lessor's demand, take such action as Lessee may reasonably direct to recover payment and shall, if requested, permit Lessee in Lessor's name to file a claim or commence an action to recover such payment. If Lessor shall receive a refund or credit and any interest thereon for all or any part of such charges then Lessor shall promptly pay Lessee the amount of any such charges or


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      credits which are attributable to the amount paid by Lessee including any interest received thereon. Notwithstanding the foregoing, unless otherwise specified in the Equipment Schedule, Lessor shall be responsible for the filing of all personal property tax returns in respect of the Equipment and shall pay all taxes indicated thereon and Lessee shall reimburse Lessor for all such personal property taxes within twenty (20) days of receipt of Lessor's invoice and supporting documentation sent to the attention of Lessee's Tax Department."

8.    Section 7.1 "Care, Use and Maintenance."

      In line 5, delete the words "and shall provide Lessor with a copy of such contract and all supplements thereto which are applicable to the Equipment" and replace them with the words "and shall certify to Lessor that the Equipment is covered by the manufacturer's maintenance contract."

9.    Section 8. "Representations and Warranties of Lessee."

      In paragraph (c), place a period after the word "Lessee" and delete the remainder of the sentence.

10.   Section 9. "Delivery and Return of Equipment."

      In line 1, delete the words "Lessee hereby assumes the full expense of transportation" and replace them with the following: "Lessee hereby assumes the full expense, if any, of transportation (provided that Lessee may specify the method of transportation)."

      In line 2, delete the words "pursuant to Lessor's instructions" and replace them with the words "in accordance with the manufacturer's packaging and transportation instructions."

      In line 6, after the word "Lessor" insert the following: "; provided, however, that Lessee's expense shall not be greater than that incurred by returning the Equipment to Lessor at its Schaumburg, Illinois location."

11.   Section 11. "Indemnity."

      In line 2, add the following after the word "ownership": "(as it relates to strict liability in tort only)."

      In line 5, delete the words "gross negligence or wilful misconduct of such indemnified party" and replace them with the following: "(i) negligence or wilful misconduct of the Lessor, (ii) the gross negligence or wilful misconduct of the Secured Party or Assignee, or (iii) as a result of the Lessor's, Secured Party's or Assignee's dealings and contracts with third parties


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not arising from this Master Lease."

12.   Section 13.1 "Definition."

      In line 2 of paragraph (a), after the words "ten (10) days" insert the words "after written notice."

      In line 3 of paragraph (b), before the word "notice" insert the word "written."

13.   Section 13.2 "Remedies."

      In line 11, after the words "private sale" insert the words "and in a commercially reasonable manner."

      Delete the penultimate sentence of this section in its entirety.

      Add the following to the end of this section: "In no event, shall the exercise of Lessor's remedies hereunder result in the Lessee becoming obligated to pay an amount greater than the aggregate remaining rentals due under the lease plus Lessor's reasonable fees and expenses to recover the payment of said rentals."

14.   Section 14.9 "Nonspecified Features."

      In line 2, after the words "at Lessor's option" insert the words "and expense."

15.   Section 14.10 "Additional Matters."

      In lines 1 and 2 of paragraph (a), delete the words "certified resolutions."

      Add the following to the end of this section: "Notwithstanding the foregoing, Lessee shall only be required to provide an opinion of counsel for Equipment Schedules with aggregate rentals of $5 million or more."

COVIA PARTNERSHIP                          COMDISCO, INC.
as Lessee                                  as Lessor

By: /s/ Barry A. Kotar                     By: /s/ Debra Sall
    ---------------------------                ---------------------------
         BARRY A. KOTAR                               Debra Sall
Title: PRESIDENT AND CEO                   Title: Operations Manager

HSH/PD
11/16/88


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